                                                                    EXHIBIT 10.3



                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment, dated as of March 31, 1994, amends to the extent set forth below, the Agreement, dated as of the 1st day of January 1994 (the "Agreement"), between RELIANCE GROUP HOLDINGS, INC., a Delaware corporation with its principal office located at Park Avenue Plaza, New York, New York (hereinafter called "RGH") and Robert M. Steinberg (hereinafter called "Steinberg").

     1.  Paragraph 4 is hereby amended to read in its entirety as follows:

         "4. Bonus
             -----

         In addition to the salary provided in paragraph 3 hereof, Steinberg shall be eligible for a bonus for each calendar year of the term hereof, to be payable pursuant to the terms and conditions of the executive bonus plan of RGH applicable to Steinberg for such calendar year and meeting the requirements of performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended."

     2. In each and every other respect, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date hereinabove written.



                                    RELIANCE GROUP HOLDINGS, INC.


                                    By:   /s/ George E. Bello
                                       --------------------------
                                       Name:  George E. Bello
                                       Title: Executive Vice
                                              President



                                      /s/ Robert M. Steinberg
                                     -----------------------------
                                          Robert M. Steinberg